Exhibit 99.2

Designated Filer: Warburg, Pincus Equity Partners, L.P.

Issuer & Ticker Symbol: ZymoGenetics, Inc. (ZGEN)

Date of Event Requiring Statement: October 7, 2010

Joint Filers’ Names and Addresses

1.	Name:	Warburg Pincus & Co.
	Address:	450 Lexington Avenue
New York, New York 10017

2.	Name:	Warburg Pincus Partners, LLC
	Address:	450 Lexington Avenue
New York, New York 10017

3.	Name:	Warburg Pincus LLC
	Address:	450 Lexington Avenue
New York, New York 10017

4.	Name:	Charles R. Kaye
	Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, New York 10017

5.	Name:	Joseph P. Landy
	Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, New York 10017